UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2020 (April 15, 2020)

BAJA CUSTOM DESIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38457	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

802 Winning Commercial Building 46-48 Hillwood Road Kowloon, Hong Kong
(Address of principal executive offices)
+852 2818 7199
(Registrant’s Telephone Number)

1033 B Avenue No. 101

Coronado, California  92118
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	BJCD	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03 Material Modification to Rights of Security Holders.

On April 15, 2020, the Board of Directors of Baja Custom Design, Inc., a Delaware corporation (“we,” “BJCD” or the “Company”), approved the extension of the expiration date of the following common stock purchase warrants of the Company to August 30, 2025, effective immediately:

Common Stock Purchase Warrants	Issued and Outstanding
“A” Warrants	500,000
“B” Warrants	500,000
“C” Warrants	500,000
“D” Warrants	500,000
“E” Warrants	500,000

Except as described above, no other modifications were made to such common stock purchase warrants. The reduction of the common stock purchase warrant exercise price was made to facilitate obtaining working capital financing for the Company.

Item 5.01 Changes in Control of Registrant.

On April 3, 2020, Baja Custom Design, Inc., a Delaware corporation (“we,” “BJCD” or the “Company”), Linda Masters, our Chief Executive Officer and President, entered into that certain Stock Purchase Agreement (the “SPA”), pursuant to which Ms. Masters agreed to sell to Lan CHAN 14,960,000 shares of common stock of the Company, par value $0.0001 (the “Shares”), representing approximately 95.8% of the issued and outstanding common stock of the Company, for aggregate consideration of Three Hundred Ninety One Thousand Dollars ($391,000) in accordance with the terms and conditions of the SPA.  The acquisition of the Shares consummated on April 15, 2020, and was purchased by Lan CHAN with his personal funds. As a result of the acquisition, Mr. Chan holds a controlling interest in the Company and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Upon the consummation of the sale of the Shares, Linda Masters, our Chief Executive Officer, President and director, and Kathleen Chula, our Vice President and Director, resigned from all of their positions with the Company, effective April 15, 2020. Their resignations were not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Concurrently with such resignations, Lan CHAN was appointed to serve as the Chief Executive Officer, Chief Financial Officer, President, Secretary and sole Director of the Company, until the next annual meeting of stockholders of the Company and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. None of the directors or executive officers has a direct family relationship with any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Chan will serve in his positions without compensation. The Company hopes to enter into a compensatory arrangement with each officer in the future.

The following is additional information regarding our sole director and executive officer.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided in Item 5.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baja Custom Design, Inc.
Dated: April 17, 2020

	By:	/s/ Lan CHAN
Lan CHAN
Chief Executive Officer, Chief Financial Officer and Secretary